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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the prospectus constituting part of this Registration Statement (Number 333-32372) on Form S-1 of our report dated February 25, 2000, except for Note 6 the date of which is March 8, 2000, relating to the financial statements of Nogatech, Inc., which appear in such Prospectus.


We also consent to the references to our firm under the caption "Experts".


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
Tel Aviv, Israel                                  Kesselman & Kesselman
April 20, 2000                    Certified Public Accountants (Israel)
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